                                                                    EXHIBIT 6(l)

                                 LEASE AGREEMENT



                                 By and Between



                               823 CONGRESS, LTD.
                                  ("Landlord")



                                       and



                       CAPITAL FIRST MORTGAGE CORPORATION
                                   ("Tenant")

SUITE # 707


                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is entered as of the _ day of April, 1997 by and between 823 CONGRESS, LTD., a Texas limited partnership ("Landlord") and CAPITAL FIRST MORTGAGE CORPORATION, a Texas corporation ("Tenant").

                       ARTICLE 1 - PREMISES, TERM AND USE

      1.01. Leased Premises.

      (a) Upon the terms, provisions and conditions hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises, reflected on the floor plans set forth in Exhibit "A" attached hereto and incorporated herein for all purposes, in the Building known as the 823 CONGRESS, Building (the "Building") which term shall also include the related parking areas, landscaping, and other similar improvements), constructed or to be constructed on the land described in Exhibit "B" hereto (the "Land"). Such premises, together with any other space in the Building leased by Tenant pursuant hereto, are herein called the "Leased Premises."

      (b) The Rentable Area (defined below) of the Initial Leased Premises (the "Initial Leased Premises") is approximately 1,806 square feet, and the Rentable Area for the entire Building is approximately 181,381 square feet. Tenant's pro rata share of Basic Operating Costs (defined in Section 2.02 of the Lease) is agreed to be 0.9957% ("Tenant's Share").

      (c) The term "Rentable Area" shall mean (i) in the case of a single tenancy floor, the area as calculated by Landlord's engineer within the inside surface of the outer glass or finished column walls of the Building to the inside surface of the opposite outer wall, excluding only the areas within the Building used for elevator mechanical rooms or shafts, stairs, fire towers, flues, vents, stacks, pipe shafts, and vertical ducts, but including any such areas which are for the specific use of Tenant, plus an allocable portion (based on Rentable Area in the Leased Premises compared to Rentable Area of all tenants in the Building) of the Building's elevator areas, mechanical rooms, ground and basement lobbies and other similar facilities utilized by all Building tenants, and (ii) in the case of a multi-tenant floor, the area as calculated by Landlord's engineer within the inside surface of the outer glass or finished column walls enclosing the Leased Premises to the midpoint of the demising walls separating the Leased Premises from other areas, but including an allocable portion (based on Rentable Area in the Leased Premises compared to Rentable Area of all tenants on the floor) of the corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas, and other similar facilities for the use of all Building tenants on the particular floor, plus an allocable portion (based on Rentable Area in the Leased Premises compared to Rentable Area of all tenants in the Building) of the Building's elevator areas, mechanical rooms, ground and basement lobbies and other similar facilities for the use of all tenants in the Building. The Rentable Area does not necessarily equal the square footage of usable space in the Leased Premises.

      1.02. Term.

      (a) Subject to the terms, provisions and conditions hereof, this Lease shall continue in force for a term ("Term") of approximately sixty months commencing on the Commencement Date and ending on the sixtieth full month thereafter.

      (b) Commencement. As used herein, "Commencement Date" means the latter to occur of: (i) the date Tenant's leasehold improvements are substantially completed (or would have been substantially completed except for delays caused by Tenant) in accordance with Exhibit C attached hereto and made a part hereof for all purposes, or (ii) May 1, 1997. Notwithstanding the foregoing, if Tenant occupies all or any part of the Premises prior to (i) or (ii) above, the Commencement Date shall be the date of such occupancy. Within five (5) days after the Commencement Date or at any time thereafter on the request of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form of Exhibit L hereto) specifying, among other things, the date upon which the same occurred.

      1.03. Use. The Leased Premises shall be used and occupied by Tenant solely for the purpose of office space, and for no other purpose, without Landlord's express written consent.

                               ARTICLE 2 - RENTAL

      2.01. Base Rental. Tenant shall pay monthly rental ("Base Rental") during the term of the Lease according to the following rental schedule:

            Lease Months               Rent
            ------------               ----
              1-12                $2,107.00 per month (based on a "rental rate of $14.00 per square foot of Rentable Area per year)

              13-24               $2,107.00 per month (based on a rental rate of $14.00 per
                                  square foot of Rentable Area per year)

              25-36               $2,107.00 per month (based on a rental rate of $14.00 per
                                  square foot of Rentable Area per year)

              37-48               $2,408.00 per month (based on a rental rate of $16.00 per
                                  square foot of Rentable Area per year)

              49-60               $2,408.00 per month (based on a rental rate of $16.00 per
                                  square foot of Rentable Area per year)

Such Base Rental shall be due and payable in advance in monthly installments by the first (1st) day of each calendar month during the Term according to the rental schedule outlined above at Landlord's address as provided herein (or at such other place as Landlord may hereafter designate) without demand, deduction, abatement, or setoff (except as otherwise expressly provided for herein or other portions of this Lease). If this Lease does not commence on the first day of a month, Base Rental for such partial month shall be due on or before the Commencement Date. Notwithstanding the foregoing, if Landlord obtains a certificate of occupancy prior to May 1, 1997, no rent shall be due for the period prior to May 1, 1997 regardless of whether Tenant actually occupies the Premises.

      2.02. Tenant's Share of Basic Operating Costs.

      (a) Beginning January 1, 1998, and continuing for each calendar year thereafter for the remainder of the Term, Tenant shall pay, as an adjustment to Base Rental, an amount equal to Tenant's Share (per square foot of Rentable Area of the Leased Premises compared to the square footage of Rentable Area in the Building) of the excess ("Excess") of Basic Operating Costs (hereafter defined) for the Building over the actual 1997 Base Year Basic Operating Costs. Such Excess shall be payable by Tenant to Landlord as additional Base Rental. At Landlord's option, in its sole discretion, Landlord may collect such Excess in arrears on a yearly basis; or alternatively, prior to the commencement of each calendar year Landlord shall make and provide a good faith estimate of the Basic Operating Costs, and related Excess, for the Building for the upcoming calendar year, and, thereafter, Tenant shall pay, as additional Base Rental in equal monthly installments, Tenant's Share of the difference between the estimated Basic Operating Costs for said calendar year and the Base Year Operating Costs (i.e. the "Excess"). Any amounts paid based on such an estimate shall be subject to adjustment when actual Basic Operating Costs are available for such calendar year pursuant to the methodology defined below.

      (b) Within one hundred fifty (150) days or as soon thereafter as possible of the conclusion of each calendar year of the Term, Landlord shall furnish to Tenant a statement of actual Basic Operating Costs for such year, and within thirty (30) days thereafter an appropriate cash adjustment shall be made between Landlord and Tenant to reflect any difference between Landlord's estimate of, and the actual, Basic Operating Costs. For any calendar year during which the Term includes less than all of the calendar year, Landlord shall have the option of calculating actual Basic Operating Costs only for the portion of the calendar year included in the Term and make the aforementioned adjustment on that basis.

      (c) Basic Operating Costs shall be paid by Tenant in the proportion (herein called "Tenant's Share") which the Rentable Area under this Lease bears to the total Rentable Area of the Building.

      (d) "Basic Operating Costs" shall mean all expenditures that Landlord pays or becomes obligated to pay in connection with owning, operating, and maintaining the Building, parking, and related facilities, and such additional facilities in subsequent years as may be determined by Landlord to be advisable in accordance with sound and reasonable practices for facilities of a like kind and character. Basic Operating Costs shall be determined on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Costs shall include, without limitation, the following:

          (1) All costs related to the management, operation and maintenance of the Building, including, without limitation, all personnel costs;

          (2) All supplies, equipment and materials used in the operation and maintenance of the Building;

          (3) Cost of all utilities for the Building, including the cost of water and power, heating, lighting, air conditioning and ventilating for the Building;

          (4) Cost of all maintenance and service agreements for the Building, the equipment therein and grounds, including landscaping maintenance, alarm service, window cleaning and elevator maintenance;

          (5) Cost of all insurance relating to the Building, including casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

          (6) All taxes and assessments and governmental charges, whether federal, state, county, municipal or other, subsequently created or otherwise, and whether they be by taxing the Leased Premises or otherwise, and any other taxes and assessments attributable to the Land, the Building or its operation excluding, however, federal and state taxes on income and ad valorem taxes on Tenant's personal property and on the value of leasehold improvements to the extent that the same exceeds Building Standard allowances;

          (7) Cost of repairs and general maintenance (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties;

          (8) Legal expenses, accounting expenses and management fees incurred with respect to the Building;

          (9) Costs incurred in compliance with existing new or revised federal or state laws or municipal ordinances or codes or regulations promulgated under any of the same; and

          (10) Amortization of the cost (whether incurred before or during the Term of this Lease) of capital items which are primarily for the purpose of operation, maintenance, or repair, or of reducing (or avoiding increases in) operating costs or which may be required by governmental authority, together with actual or imputed interest thereon at a market rate. All such costs shall be amortized over the reasonable life of the capital investment items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building. In the case of installations for the purpose of reducing (or avoiding increases in) operating costs, Landlord shall, upon request, provide Tenant a cost justification therefore. Basic Operating Costs shall not include (i) expenditures classified as capital expenditures for Federal income tax purposes, and depreciation, except as set forth in Section 2.02(d)(10), (ii) costs for which Landlord is specifically reimbursed by Tenant, any other tenant of the Building, or any other third party, (iii) costs of initial construction of the Building, (iv) cost of renovating or modifying non-common space in the Building for lease to other tenants, (v) leasing commissions, and (vi) base rent under ground leases (but not taxes, insurance, repairs or other items otherwise included in Section 2.02(d) even if they are obligations under the ground leases).

      (e) If the Building is not fully occupied during any year an adjustment shall be made in computing the Basic Operating Costs for such year so that the Basic Operating Costs shall be computed as though ninety-five percent (95%) of the Building has been occupied during such year.

      2.03. Audit Tenant, at its expense, shall have the right, upon giving reasonable notice, to audit Landlord's books and records relating to any increase or additional rental payable here hereunder for any periods within two
(2) years prior to such audit; or at Landlord's sole discretion, Landlord will provide an audit or report prepared by a certified public accountant, which audit or report for purposes of this Lease shall be conclusive.

                         ARTICLE 3 - LANDLORD'S SERVICES

      3.01. Services to be furnished by Landlord.

      (a) Landlord shall use its best efforts to furnish Tenant, at Landlord's expense, subject to the Building Rules and Regulations (hereafter defined) and Tenant's performance of its obligations hereunder, the following services:

          (1) Air conditioning and heating in season, during Normal Building Operating Hours (hereafter defined), at such temperatures and in such amounts as are considered by Landlord to be standard;

          (2) Hot and cold water at those points of supply provided for lavatory and drinking purposes only;

          (3) Window washing services for the outside portions of the Building at such times as determined by Landlord;

          (4) Elevators for access to and egress from the Leased Premises and the Building twenty-four (24) hours a day, seven (7) days a week;

          (5) Electricity and proper facilities to furnish sufficient electrical power during Normal Building Operating Hours for normal offices machines and other machines of low electrical consumption (but not including electricity required for electronic data processing equipment other than as mentioned above, special lighting in excess of building standard, or any other items of high electrical consumption) up to a total consumption of not more than 1 watt per square foot of Rentable Area at rated capacity at 120 volts single phase; and

          (6) Replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and incandescent bulb replacement in all public areas.

          (7) Janitorial service to the Building and the Leased Premises five
      (5) nights per week.

      (b) "Normal Building Operating Hours" shall be from 7:00 a.m. to 7:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, exclusive of holidays.

      (c) Failure by Landlord to any extent to furnish such services or any cessation thereof of Landlord shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve tenant from fulfillment of any covenant or agreement hereof. Should any of such services be interrupted, Landlord shall use reasonable diligence to restore same promptly, but Tenant shall have no claim for rebate of rent or damages or eviction on account thereof.

      (d) Tenant shall pay to Landlord, monthly, as billed, such charges as may be separately metered or as Landlord may compute for any services agreed to in writing in advance by Tenant not standard for the Building, including without limitation electrical service in excess of that provided for in Section 3.01(a).

      3.02. Access by Tenant Prior to Commencement of Term. Landlord, at its discretion, may permit Tenant and its employees, agents, suppliers, contractors and workmen to enter the Leased Premises prior to the commencement of the Term to enable Tenant to do such things as may be required by Tenant to make the Leased Premises ready for Tenant's occupancy. If such permission is granted, Tenant guarantees that such parties will not interfere with or delay the performance of any activities by Landlord or other occupants of the Building. Landlord may withdraw such permission upon twenty-four (24) hours notice to Tenant if Landlord determines that any such interference or delay has been or may be caused. Any such entry into the Leased Premises shall be at Tenant's risk and Landlord shall not be liable in any way for personal injury, death, or property damage which may be suffered in or about the Leased Premises or the Building by Tenant or its employees, agents, contractors, suppliers or workmen.

      3.03. Improvements to be made by Landlord. Landlord shall make those improvements to the Leased Premises as generally reflected in Exhibit "C" hereto, under the terms and conditions therein set forth. When used herein, "Building Standard" items shall mean those items described as such in Exhibit "C" hereto. No improvements shall be made except pursuant to plans and specifications approved in writing by Landlord. Landlord shall solicit bids for construction of the improvements in the manner deemed appropriate by Landlord. Landlord shall pay for the costs of making those improvements described as such in Exhibit "C" hereto. Any additional costs shall be paid by Tenant before commencement of construction of the improvements, or in arrears after completion of construction of the improvements and within ten (10) days after Landlord has delivered an itemized statement to Tenant outlining Tenant's additional costs. If Tenant desires to make any change orders, Tenant must obtain Landlord's prior written approval of each specific change order. After Landlord has determined that the improvements have been substantially completed, Landlord will so notify Tenant. Within three (3) business days after such notification, Tenant will inspect the improvements and provide Landlord with either Tenant's written acceptance of the improvements or a written statement describing all of Tenant's reasons for non-acceptance. Landlord disclaims and Tenant waives all warranties, including implied warranties, with respect to the improvements including any warranties of merchantability or fitness for a particular purpose. Either party may obtain warranties from the contractor or from any supplier or manufacturer of the improvements, and each party will look solely to the contractors, suppliers and manufacturers of the improvements with respect to any claims regarding the improvements.

      3.04. Repair and Maintenance by Landlord. Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises, except such repairs as may be required to the Building corridors, lobby, structural members of the Building, and equipment used to provide the services referred to in Section 3.01, and such additional maintenance to such corridors, lobbies or structural members as may be necessary because of damage by persons other than Tenant, its agents, employees, invitees, or visitors. The obligation of Landlord to so maintain and repair the Leased Premises shall be limited to Building Standard items. Tenant will promptly give Landlord written notice of any damage in the Leased Premises. This Section shall not apply in the case of damage or destruction by fire or other casualty (as to which Section
5.02 shall apply), or damage resulting from an eminent domain taking (as to which Section 5.01 shall apply).

      3.05. Disclaimer of Warranties. Tenant represents and warrants that Landlord (including any person acting for Landlord) has made no representations or warranties to Tenant as to the condition or suitability of the Leased Premises, either express or implied. Except to the extent, if any, expressly set forth in this Lease, to the full extent allowed by applicable law and as a material part of the consideration for Landlord's entering into this Lease with Tenant, Tenant waives and Landlord disclaims all representations and warranties to Tenant of any kind, whether express or implied, including, without limitation, as to habitability, condition of the Leased Premises or Building (including, without limitation, suitability for particular purpose or commercial use), and provision of services. Tenant represents and warrants that it has been afforded an opportunity to conduct and has conducted inspections of the Leased Premises and the Building and is relying solely upon the results of such inspections in electing to enter into this Lease Agreement. Tenant agrees to accept the Leased Premises in its AS IS, WHERE IS condition, with all faults.

                         ARTICLE 4 - TENANT'S COVENANTS

      4.01. Payments by Tenant. Tenant agrees to timely pay all rents and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided and to occupy at all times the Leased Premises.

      4.02. Certain Taxes. In addition to payments required to be made to Landlord hereunder, Tenant shall timely pay to the charging authority without abatement, deduction or offset, all ad valorem taxes, general and special assessments, and other charges of every description levied on or assessed against Tenant's personal property or on improvements installed in the Leased Premises from time to time that are above Building Standard. Tenant shall pay all such charges whether or not they are chargeable against Landlord. Upon Landlord's request, Tenant shall provide Landlord with proof of payment of such charges.

      4.03. Repairs by Tenant. Tenant shall, at its cost, but under Landlord's control, repair or replace any damage to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, licensees, invitees or visitors, and any damage to the Leased Premises.

      4.04. Care of the Leased Premises. Tenant shall maintain the Leased Premises in a clean, attractive condition, and not commit or allow any waste or damage to be committed on or any portion of the Leased Premises, and at the expiration or termination of this Lease shall deliver up the Leased Premises to Landlord in as good condition as at date of possession by Tenant, ordinary wear and tear excepted.

      4.05. Assignment and Sublease. Tenant shall not mortgage, pledge, hypothecate or otherwise transfer or assign this Lease or the leasehold estate granted hereby absolutely or as security for a debt or other obligation, whether by a direct or indirect method, and Tenant shall not cause or allow this Lease or the leasehold estate to be subjected to any unpaid charge or any existing or subsequent interest of any third person, without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant shall not sublet the Leased Premises or any part thereof without the prior written consent of Landlord. Any attempted assignment, sublease or other action by Tenant in violation of this Section 4.05 shall be void and shall constitute an Event of Default (hereinafter defined) not subject to any notice or opportunity to cure. In no event may Tenant assign this Lease or sublease all or any portion of the Leased Premises to any party whose operations in the Building would not be in keeping with, or would detract from, the operations of other tenants in the Building. If Tenant is not a public company that is registered on a national exchange or that is required to register its stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, then any change in a majority of the voting rights or other control rights of Tenant shall be deemed an assignment for the purposes hereof. If the rent and other consideration for any assignment or subleasing exceeds the Rental, for the portion of the Term covered by such assignment or subleasing, then Landlord shall be entitled to all such excess, which shall be paid by Tenant to Landlord immediately upon Tenant's receipt thereof. Tenant shall, unless released by Landlord upon any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties and obligations of tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant and/or any assignee or sublessee without demand upon or proceeding in any way against any other person. Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Leased Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect rent from the assignee or sublessee and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder. All subleases and assignments shall be subordinate and subject to the provisions of this Lease and shall automatically terminate upon the expiration or prior termination of this Lease or the termination of Tenant's right to possession hereunder.

      4.06. Alterations, Additions, Improvements. Tenant will make no alteration, change, improvement, repair, replacement or addition to the Leased Premises without the prior written consent of Landlord. All alterations, changes, improvements, repairs, replacements and additions to the Leased Premises shall be made under Landlord's control and at Tenant's expense. Tenant may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Building provided (a) such removal is made under Landlord's control, but at Tenant's expense, prior to the expiration or prior termination of this Lease, (b) Tenant has paid all rent required during the entire Term of this Lease and is not then in default in the timely performance of any obligation or covenant under this Lease, and (c) Tenant pays in advance to repair all damage caused by such removal. All other property at the Leased Premises (including but not limited to wall-to-wall carpeting, drywall, partitions, paneling or other wall covering) and any other article attached or affixed to the floor, wall, or ceiling of the Leased Premises shall become the property of Landlord and shall be surrendered with the Leased Premises as part thereof at the expiration or prior termination of this Lease, without payment or compensation therefor. However, at Landlord's option, Landlord may, at Tenant's expense, prior to termination or expiration of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises pursuant to this Lease or at Tenant's request, and repair any damage caused by such removal. Tenant shall pay for such removal and repair in advance.

      4.07. Compliance with Laws and Usage; Liens. Tenant, at its cost, shall comply with all federal, state, municipal and other laws and ordinances, and the Building Rules and Regulations applicable to the Leased Premises and the business conducted therein by Tenant; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, upon agreement of Landlord and Tenant, will pay any such increase); will not commit any act which is a nuisance or annoyance to Landlord or to other tenants or which might, in the exclusive judgment of Landlord, appreciably damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building; and will not commit or permit waste in the Leased Premises or Building. Tenant has no authority to encumber the Building or Leased Premises with any lien, and Tenant shall not suffer or permit any such lien to exist. Should any such lien hereafter be filed, Tenant shall promptly discharge the same at its sole cost. If Tenant fails to do so, Landlord shall have the right, but not the duty, to pay or otherwise discharge, stay or prevent the execution of any such lien. Tenant shall reimburse Landlord upon demand for all sums paid by Landlord, together with all of Landlord's reasonable attorneys' fees and costs, plus interest on all such sums from the date paid by Landlord until repaid by Tenant. Tenant shall defend (with counsel chosen by Landlord) and indemnify Landlord against all claims, liability, damages and loss of any type arising out of any kind of work performed on the Leased Premises by Tenant, including, without limitation, any damages caused by the release of asbestos, together with reasonable attorneys' fees and all reasonable costs and expenses incurred by Landlord in negotiating, settling, defending or otherwise protecting against such claims.

      4.08. Access by Landlord. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same; to clean; to make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable; to show the Leased Premises to prospective purchasers or tenants; or for any reasonable purpose deemed by Landlord.

      4.09. Landlord's Mortgagee. Tenant agrees with Landlord that this Lease is and shall be subordinate to any deed of trust now or hereafter affecting the Building or the Leased Premises, but that the beneficiary of any such deed of trust ("Landlord's Mortgagee") shall have the right at any time to elect, by notice in writing given to Tenant, to make this Lease superior to the lien of such mortgage or deed of trust. Upon the giving of such notice to Tenant, this Lease shall be deemed prior and superior to the mortgage or deed of trust in respect to which such notice is given; and at Landlord's Mortgagee's request, Tenant shall execute a recordable memorandum of this Lease establishing this Lease as superior to such lien. Landlord's Mortgagee may, by like notice, make this Lease subordinate to such mortgage or deed of trust. If Landlord's Mortgagee shall elect to make this Lease subordinate to such mortgage or deed of trust, the same shall be self-operative and no further instrument of subordination need be required by any Landlord's Mortgagee. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable instrument that Landlord or Landlord's Mortgagee may request. Tenant shall have no right unilaterally to subordinate this Lease to any mortgage or deed of trust affecting the Building or the Leased Premises. In the event of the sale of the Building by Landlord's Mortgagee pursuant to its remedies provided for by law or by such mortgage or deed of trust, if such has been subordinated to this Lease, or upon the transfer, sale, or assignment of the Building to any third party through any means allowed by law, or upon the termination of the ground leases on the land under the Building, Tenant shall automatically become the tenant of Landlord's successor in interest without change in terms of other provisions of this Lease, as the same shall have been amended, and such successor in interest shall succeed to the rights and obligations of the Landlord under this Lease. Upon request by such successor in interest, Tenant shall execute and deliver ' reasonable instruments confirming the attornment provided for herein. Notwithstanding any contrary provision in this Lease, Tenant's failure to execute such instrument on demand shall be an Event of Default hereunder not subject to any notice or opportunity to cure. Tenant hereby irrevocably constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such instrument for and on behalf of Tenant. If Landlord's Mortgagee sells the Building under the deed of trust and such has not been subordinated to this Lease, this Lease shall terminate upon such sale.

      4.10. Estoppel Certificate. At Landlord's request, Tenant will promptly execute an estoppel certificate addressed to Landlord's Mortgagee certifying as to such notice provisions and other matters as Landlord's Mortgagee may reasonable request. At Landlord's request from time to time, Tenant will execute a certificate stating the commencement and expiration dates of the Term, the rental then payable hereunder, that there are no defaults on the part of the Landlord or claims against Landlord hereunder (or if there are any, stating the same with particularity), and such other information pertaining to this Lease as Landlord may reasonably request. Notwithstanding any contrary provision in this Lease, Tenant's failure to execute such instrument on demand shall be an Event of Default hereunder not subject to any notice or opportunity to cure.

      4.11. Hazardous Substances. Except for any asbestos in the Leased Premises at the commencement of this Lease, Tenant shall not cause or permit any Hazardous Substance (as defined below) to be brought upon or kept or used on or about the Premises, by Tenant, its agents, employees, contractors, licensees or invitees unless Tenant first obtains the prior written consent of Landlord. If at any time Tenant shall become aware or have reasonable cause to believe that any Hazardous Substance has come to be located on or in the Leased Premises, Tenant shall immediately upon discovering such presence or suspected presence of the Hazardous Substance give written notice of that condition to Landlord. "Hazardous Substance" shall mean any hazardous or toxic substance, including, but not limited to, any substance named or described in any list of hazardous substances or hazardous materials in the United States Code, the Code of Federal Regulations, or any similar list or definition compiled by any federal, state or local authority.

      4.12. Notice of Litigation and Other Matters. Tenant shall promptly inform Landlord of (a) any litigation against Tenant or any guarantor of Tenant or affecting any security for the performance of Tenant's obligations hereunder which might have a material adverse effect upon the financial condition of Tenant or any guarantor of Tenant or upon such security or might cause a default under this Lease, (b) any claim or controversy which might become the subject of such litigation, (c) any material adverse change in the financial condition of Tenant or any guarantor of Tenant, and (d) any information, financial or otherwise, with respect to Tenant as Landlord may reasonably request from time to time.

      4.13. Valid Obligations. Tenant and the undersigned representative of Tenant represent and warrant to Landlord that:

      (a) If Tenant is a legal entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of Texas and has the power and authority to carry on its business as presently conducted and as contemplated to be conducted on the Leased Premises by this Lease and to enter into and perform its obligations under this Lease.

      (b) If Tenant is a legal entity, the execution, delivery and performance by the Tenant of this Lease has been duly authorized by all necessary action under its articles or certificate of incorporation, by-laws and otherwise.

      (c) The execution, delivery and performance of this Lease by Tenant will not violate any law, its articles or certificate of incorporation, by-laws or any other instrument or agreement constituting, binding upon or affecting Tenant.

      4.14. Reference to Tenant. In this Lease, every reference to Tenant in the context of the description of an obligation of Tenant or of an action of Tenant shall refer also to each assignee and/or sublessee of Tenant, whether the assignee or sublessee is direct or indirect.

                          ARTICLE 5 - MUTUAL COVENANTS.

      5.01. Condemnation and Loss or Damage. If the Leased Premises, Building, or any part thereof shall be taken or condemned for any public purpose (or conveyed in lieu or in settlement thereof) to such an extent as to render the remainder of the Leased Premises or a substantial part of the Building, in the opinion of Landlord, not reasonably suitable for occupancy, this Lease shall, at the option of Landlord, forthwith cease and terminate. If this Lease is not so terminated, Landlord shall repair any damage resulting from such taking, to the extent and in the manner provided in Section 5.02, and rental hereunder shall be abated to the extent the Leased Premises are rendered untenantable during the period of repair, and thereafter be adjusted on a pro rata basis considering the areas of the Leased Premises taken and remaining. In either case, all proceeds from any taking or condemnation of the Building and the Leased Premises shall belong to and be paid to Landlord.

      5.02. Fire or Other Casualty, Certain Repairs.

      (a) In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased premises untenantable in whole or in part, then the rental provided for herein shall abate as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as determined by Landlord and Landlord agrees to commence and prosecute such repair work promptly and with reasonable diligence. However, if such destruction results in the Leased Premises being untenantable in substantial part for a period reasonably estimated by Landlord to be six (6) months or longer, or in the event of such substantial damage or destruction of the Building that Landlord decides not to rebuild, then all rent owed up to the date of such damage or destruction shall be paid by Tenant and this Lease shall terminate at Landlord's option upon notice thereof to Tenant. Landlord shall give Tenant written notice of its decision, estimates or election under this Section 5.02 within sixty (60) days after any such damage or destruction. Notwithstanding anything to the contrary contained herein, if such casualty is caused by the acts or omissions of Tenant, or any sublessee or assignee, or any of their agents, representatives, contractors, subcontractors, guests, invitees, licensees or employees, then Tenant shall be liable to Landlord for all damage occasioned thereby, shall cause the Leased Premises and the Building, at its sole cost and expense, to be restored and shall not be entitled to any abatement of rent.

      (b) Should Landlord elect to effect any repairs under Sections 5.01 or 5.02, Landlord shall only be obligated to restore or rebuild the Leased Premises to a Building Standard condition. In no event, however, shall Landlord be responsible to Tenant for reconstruction of any improvements to the Premises constructed by Tenant or any damage to any of Tenant's equipment, machinery, fixtures or other personal property located in or about the Premises.

      5.03. Lien for Rent. To secure the payment of rent and all other sums due hereunder and for the performance of all covenants required hereunder to be performed by Tenant, Tenant grants to Landlord a lien and security interest on all property of Tenant which now or hereafter may be placed in or upon the Leased Premises, and upon all proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property, which lien and security interest shall be in addition to Landlord's lien provided by law. Tenant may not remove any such property from the Leased Premises without Landlord's prior written consent. Upon request, the parties shall take such further reasonable action as may be required to perfect such security interest.

      5.04. Holding Over. If Tenant should remain in possession of the Leased Premises after the termination or expiration of the Term without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental equal to two hundred percent (200%) of the per day rental in effect immediately prior to such expiration of termination, computed on the basis of a thirty (30) day month, but such holding over shall not extend the Term.

      5.05. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and upon any such transfer or assignment, no further liability or obligation shall thereafter accrue hereunder against the transferor.

      5.06. Limitation to Landlord's Liability. Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any other action not involving the liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the Building.

      5.07. Control of Common Areas and Parking Facilities by Landlord. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways, ramps, landscaped areas, stairways and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations (herein called the "Building Rules and Regulations") with respect to all facilities and areas mentioned in this Section; the initial Building Rules and Regulations are set out in Exhibit "D" hereto.

      5.08. Default by Tenant.

      (a) Each of the following occurrences relative to Tenant shall constitute an "Event of Default":

          (1) Failure or refusal by Tenant to make the timely payment of any rent or other sums payable under this Lease or any Parking Agreement between Landlord and Tenant when and as the same shall become due and payable, which remains uncured after Landlord has given Tenant three (3) days' written notice of the same; however, once Landlord has given Tenant two (2) such notices (whether as to one or more than one failure to pay) it shall not be required to give further notice and thereafter the failure or refusal by Tenant to timely make any payment due hereunder shall be an Event of Default without further notice; or

          (2) Abandonment or vacating of the Leased Premises or any significant portion thereof; or

          (3) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Tenant or any guarantor of Tenant; or petition seeking relief under any provision of the U.S. Bankruptcy Code; or an assignment for the benefit of creditors or composition; or a petition of other proceeding by or against the Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property; or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor of Tenant; or

          (4) The occurrence of any other event herein provided to be an Event of Default; or

          (5) Failure by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions provided in this Lease or any Parking Agreement between Landlord and Tenant, other than those referred to above in Subsection (a), which remains uncured for a period of (10) days after written notice from Landlord to Tenant specifying the items in default; or

          (6) The dissolution, liquidation or termination of existence of Tenant or any guarantor of Tenant; or

          (7) If Tenant is not an individual, a transfer of a controlling interest in Tenant without Landlord's written consent; or

          (8) A default under any guaranty agreement under which another party guarantees performance of Tenant's obligations hereunder, or any material adverse change in the financial condition of Tenant or any guarantor of Tenant.

      (b) This Lease and the Term and estate hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at its option and without further written notice to Tenant, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following:

          (1) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord;

          (2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, terminating the right to possession with or without having terminated the Lease;

          (3) Alter locks and other security devices at the Leased Premises.

      (c) Exercise by Landlord of any one or more remedies shall not constitute an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

      (d) If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of all rent and other indebtedness accrued to the date of such termination, plus interest, plus, as damages, an amount equal to the then present value of all rentals then payable under this Lease for the remainder of the Term, less the then present value of the fair market rental value of the Leased Premises for such period. For purposes of discounting to present value, the parties shall use the discount rate of the Federal Reserve Bank of Dallas on the date of the termination. The cost to Landlord to perform any unperformed obligation of Tenant as of the termination of the Lease shall be included in the indebtedness accrued to the date of such termination, whether or not such costs have been incurred or paid by Landlord as of that date. Unless Tenant has paid all amounts due to Landlord hereunder, Landlord may at Landlord's election use Tenant's personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant.

      (e) If Landlord repossesses the Leased Premises without terminating the Lease, then Tenant shall pay to Landlord all rent and other indebtedness accrued to the date of such repossession, plus rent and other sums required to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Leased premises during said period (after deducting expenses incurred by Landlord as provided below); reentry by Landlord will not affect the obligations of Tenant for the unexpired Term. Tenant shall not be entitled to any excess of any rent obtained by reletting over the rent herein reserved. Actions to collect amounts due by Tenant may be brought on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term. Landlord may at Landlord's election use Tenant's personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant.

      (f) In case of an Event of Default, Tenant shall also pay to Landlord: broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the cost of removing and storing Tenant's or any other occupant's property; the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees and court costs.

      (g) Upon repossession of the Leased Premises for an Event of Default, Landlord shall not be obligated to relet the Leased premises, or any portion thereof, or to collect rental after reletting, but Landlord shall use reasonable efforts to attempt to relet and collect rental. In the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose.

      (h) If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and Tenant shall pay upon demand all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

      5.09. Non-Waiver. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

      5.10. Independent Obligations. The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute unconditional obligations to be performed at all times provided for hereunder, independent of Landlord's obligations or performance thereof, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant.

      5.11. Time of Essence. In all instances where any act is required at a particular indicated time or within an indicated period, it is understood and stipulated that time is of the essence.

      5.12. Remedies Cumulative. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord, whether exercised by Landlord or not, shall not be deemed to be in exclusion of any other.

      5.13. Insurance, Subrogation, Liability, Indemnity, and Waiver.

      (a) Landlord shall maintain fire and extended coverage insurance on the portion of the Building constructed by Landlord, and building standard leasehold improvements in such amount as Landlord deems appropriate. Such insurance shall be maintained with an insurance company authorized to do business in Texas, in reasonable amounts desired by Landlord and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain at its expense fire and extended coverage insurance for the full insurable value, at replacement cost, on all of its personal property, including removable trade fixtures, located in the Leased

Premises and on its non-Building Standard leasehold improvements and all additions and improvements made by Tenant and not required to be insured by Landlord above.

      (b) Landlord and Tenant shall each, at their respective expense, maintain a policy or policies of comprehensive general liability insurance, including contractual liabilities, with the premiums thereon fully paid, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection (which may be affected by primary and/or excess coverage) with bodily injury limits of not less than $1,000,000 for each occurrence and $1,000,000 in the aggregate and property damage liability of not less than $250,000 for each occurrence and $250,000 in the aggregate.

      (c) Anything herein to the contrary notwithstanding, except as provided in
Section 4.07, each party hereto hereby releases and waives all claims, rights of recovery and causes of action that either party (or any party claiming by, through or under such party) by subrogation or otherwise may now or hereafter have against the other party or any of the other party's directors, officers, partners, employees or agents for any loss or damage that may occur to the Building, Leased Premises, Tenant improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or any other cause including negligence of the parties hereto or their directors, officers, partners, employees, or agents, that could have been insured against under the terms of
(1) standard fire and extended coverage insurance policies with vandalism and malicious mischief endorsement and sprinkler leakage endorsement (where applicable) or (2) any other loss covered by insurance of the respective parties except gross negligence or willful misconduct; provided, however, that this waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of Texas. The waiver set forth in this Section 5.13 (c) shall not apply to any deductibles on policies carried by Landlord nor to any coinsurance penalty which Landlord might sustain.

      (d) Except for the claims, rights of recovery and causes of action that Landlord has released and waived pursuant to Section 5.13 (c), Tenant hereby releases and agrees to indemnify, defend, and hold harmless Landlord and Landlord's agents, directors, officers, partners, employees, invitees and contractors, from all claims, losses, costs, damages and expenses (including, but not limited to, attorneys' fees) resulting or arising from any injuries or death of any person, damage to any property, or the presence or release of any Hazardous Substance, caused or alleged to have been caused by an act, omission, or neglect of Tenant or any sublessee or assignee, or any of their directors, officers, partners, employees, agents, invitees or guests, or any parties contracting with Tenant relating to the Leased Premises.

      (e) Tenant agrees that Landlord shall not be responsible or liable to Tenant or any sublessee or assignee, or any of their employees, agents, customers, licensees, or invitees, for bodily injury (fatal or non-fatal) or property damage occasioned by the acts or omissions of any other tenant or such tenant's employees, agents, contractors, customers, licensees, or invitees within the Building, or for any loss or damage to any property or persons occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any other cause beyond the control of Landlord, or for any inconvenience or loss to Tenant in connection with any of the repair, maintenance, damage, destruction, restoration or replacement referred to in this Lease.

      (f) All insurance required hereby shall be issued by carriers and in amounts satisfactory to Landlord and shall specifically provide that the same cannot be cancelled or materially changed without ten (10) days' prior written notice to Landlord. Additionally, all such insurance shall name the Landlord as an additional insured. Tenant shall furnish Landlord with certificates of all such insurance before Tenant takes possession of the Leased Premises, and from time to time upon request of Landlord shall provide Landlord with evidence of insurance, including without limitation, copies of all policies of insurance required to be kept by Tenant hereunder. If Tenant fails to procure or maintain insurance as required hereunder or fails to furnish Landlord with proof of such insurance, Landlord shall have the right, in addition to all other rights and remedies granted Landlord herein, to procure and maintain such insurance. All sums paid by Landlord in this respect shall be treated as additional rent due from Tenant on demand. Landlord shall not be liable for any failure to obtain or maintain any such insurance or if any insurance obtained by Landlord does not name, insure or in any way protect Tenant or any person other than Landlord.

      5.14. Venue; Governing Law. This Lease shall be governed by the laws of the State of Texas. All monetary and other obligations of Landlord and Tenant are performable exclusively in Austin, Travis County, Texas.

      5.15. Notice. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand or sent by United States Registered or Certified Mail, postage prepaid, if for Landlord to the address provided below; or if for Tenant, to the Leased Premises. Such addresses may be changed from time to time by either party by giving notice as provided above; however, Tenant may not change its address unless Landlord has consented to a sublease or assignment of this Lease. Notice shall be deemed given when delivered (if delivered by hand) or three (3) days after postmarked (if sent by mail).

         Landlord's Address:  823 Congress, Ltd.
                              c/o OMNI Commercial Realty Advisors, Inc.
                              823 Congress Avenue, Suite 1111
                              Austin, Texas 78701

      5.16. Entire Agreement, Binding Effect, and Severability. This Lease and any written addenda and all exhibits hereto (which are expressly incorporated herein by this reference) shall constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. In particular, the parties wish to avoid any dispute or litigation regarding whether or not there shall have been any oral modification, consent or waiver of any provision of this Lease, and therefore each party warrants to the other that it shall not make or rely on, or claim that it or the other party shall have made, any modification, consent or waiver of any provision of this Lease unless the same shall be in writing and signed by both parties. Tenant warrants that the provisions of this paragraph 5.16 shall remain in effect as written unless and until the same have been amended in a writing signed by Landlord that expressly states that it is amending the provisions of this paragraph 5.16. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions on assignment and subletting applicable to Tenant hereunder. If any provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby the remainder of this Lease or the application of such provisions to persons of circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

      5.17. Right of Reentry and Surrender. Upon the expiration or termination of the Term for whatever cause, Landlord shall have the right to immediately reenter and reassume possession of the Leased Premises and remove Tenant's property therefrom, and Tenant expressly acknowledges such right. Upon the expiration or earlier termination of the Term, Tenant shall peaceably quit and surrender the Leased Premises in good order and condition, excepting ordinary wear and tear and casualty loss that Landlord is obligated to repair. All obligations of Tenant and Landlord for the period of time prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

      5.18. Number and Gender; Captions; References. Pronouns, where used herein, of whatever gender, shall include natural persons, corporations, and associations of every kind and character, and the singular shall include the plural and vice versa where and as often as may be appropriate. Article and section headings under this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof", "herein", or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

      5.19. Security Deposit. Concurrently with the execution hereof, Tenant has paid to Landlord the amount of $4,214.00 to be held as a deposit to secure performance of Tenant's obligations hereunder and to be applied to the payment of the first month's rent. Upon the occurrence of any Event of Default, or upon the failure by Tenant to timely pay any sum it is obligated to pay hereunder, Landlord may, from time to time, without prejudice to any other remedy, apply such deposit to the curing of such Event of Default or the payment of such sum. Should Landlord so apply such deposit, Tenant shall immediately upon receipt of notice thereof, deposit with Landlord a sufficient amount to bring Tenant's total deposit to the level stated in the first sentence of this Section 5.19. Upon termination or expiration of this Lease, the security deposit shall be returned to Tenant, to the extent the same is not then applied to curing of any Event of Default or the payment of any sum owed by Tenant hereunder. Landlord may keep such security deposit in its bank account and commingle same with its other funds; and shall not be responsible for paying any interest thereon. The amount so deposited shall not be considered as an advance payment of rental hereunder, or as a measure of Landlord's damages in the event of any failure to perform on the part of Tenant.

      5.20. Delinquent Payments; Handling Charge. Any payments required of Tenant hereunder, whether as rental or otherwise, shall bear interest from the time due until paid at the maximum rate of interest for which the parties are permitted by law to contract. Furthermore, should Tenant fail to timely pay any installment of rental hereunder, a fee equal to five percent (5%) of the delinquent installment to reimburse Landlord for its cost and inconvenience incurred in dealing with Tenant's delinquent payment. In no event, however, shall the charges imposed under this Section 5.20 and elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

      5.21. Relocation. If Landlord chooses to utilize the Leased Premises for other purposes during the Term, Tenant agrees to relocate to other space in the Building designated by Landlord and acceptable to Tenant, provided such space is of equal or larger size than the Leased Premises and has at least the same number of windows. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location set forth in this Lease.

      5.22. Quiet Enjoyment. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Leased premises during the Term subject to the provisions of this Lease and applicable governmental laws, rules, and regulations; and Landlord agrees to warrant and forever defend Tenant's right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, by, thereof or under Landlord but not otherwise, subject only to the provisions of this Lease and all applicable governmental laws, rules, and regulations.

      5.23. Signs. No signs, symbols, or identifying marks shall be placed upon the Building or in the halls, elevators, staircases, entrances, parking areas or upon the doors of walls without prior written approval of Landlord. Landlord agrees to provide and install, at Tenant's cost, all letters and numerals in the Building standard graphics, and no others shall be used or permitted on the Leased Premises.

      5.24. Broker. Tenant represents and warrants that Tenant has dealt with, and only with, OMNI COMMERCIAL REALTY ADVISORS, INC. as Landlord's broker in connection with this Lease and that, insofar as Tenant knows, no other broker(s) negotiated this Lease or is entitled to any commission in connection herewith. Tenant shall indemnify and hold harmless Landlord from and against all claims (and costs of defending against and investigating such claims) of any other broker(s) or similar parties claiming under Tenant in connection with this Lease.

                       ARTICLE 6 - TELEPHONE/DATA SERVICE

      6.01. Telephone/Data Service. Procurement, wiring, and installation of a telephone system, whether owned or leased by the Tenant, to serve the Leased Premises for Voice, data, or other communication service, shall be the sole responsibility of the Tenant; provided, however, that Landlord shall connect the telephone and electrical outlets for the Leased premises in accordance with the floor plans shown on Exhibit "A". All wiring provided for such services shall be in compliance with current fire and building codes as mandated by the City of Austin.

      EXECUTED in multiple counterparts, each of which shall have the force and effect of an original on the date first written above written.


                               LANDLORD:

                               823 CONGRESS, LTD., a Texas limited partnership

                               By: OMNI CONGRESS JOINT VENTURE,
                               a Texas general partnership, General Partner

                               By: /s/ TOM STACY
                                  ---------------------------------------------
                                       Tom Stacy, Managing Venturer

                               Date:  4-8-97
                                    -------------------------------------------

                               TENANT:

                               CAPITAL FIRST MORTGAGE CORPORATION,
                               a Texas corporation

                               By:  /s/ GLENN LAPOINTE
                                  ---------------------------------------------

                               Its: President
                                   --------------------------------------------

                               Date: 4-7-97
                                    -------------------------------------------

EXHIBITS
EXHIBIT A:    FLOOR PLANS
EXHIBIT B:    LAND DESCRIPTION
EXHIBIT C:    INITIAL IMPROVEMENTS
EXHIBIT D:    RULES AND REGULATIONS
EXHIBIT E:    ACKNOWLEDGEMENT
EXHIBIT F:    ADDITIONAL TERMS
EXHIBIT G:    ENVIRONMENTAL
EXHIBIT H:    NONE
EXHIBIT I:    NONE
EXHIBIT J:    NONE
EXHIBIT K:    GUARANTY OF LEASE
EXHIBIT L:    COMMENCEMENT DATE DECLARATION

                                    EXHIBIT A

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                          FLOOR PLANS - LEASED PREMISES

                                 [SEE ATTACHED]






INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                 [FLOOR PLAN]

                                    EXHIBIT B

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                               DESCRIPTION OF LAND

     823 Congress Avenue, located on Lots 4-6 Block 097, original City of Austin, Austin, Travis County, Texas




INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                    EXHIBIT C

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                              INITIAL IMPROVEMENTS

     Landlord shall install new building standard carpet and new 4" base and will repaint the drywall and interior trim with building standard paint in colors selected by Tenant.






INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                    EXHIBIT D

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                              RULES AND REGULATIONS

     1. WALK AND PASSAGEWAY OBSTRUCTION. The sidewalks, entries, passages, courts, corridors, stairways, and elevators shall not be obstructed by Tenant, Tenant's employees or agents or used by them for other purposes than for ingress and egress to and from their respective suites.

     2. HEAVY EQUIPMENT; FURNITURE MOVEMENT. All safes or other heavy articles shall be carried up or into the Building only at such times and in such manner as shall be prescribed by Landlord and Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or other heavy article or from overloading any floor in any way shall be paid by Tenant. Maximum live floor loads shall not exceed fifty (50) pounds per square foot. Defacing or injuring in any way any part of the Building by Tenant, his agent or servants, shall be paid by Tenant. Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Tenant of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building's service or lobby entrance shall be restricted to such hours as shall be in a manner to be agreed upon between Tenant (upon Tenant's initiation) and Landlord in advance. The time, method, and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord's discretion and control. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Landlord or its personnel may participate in or assist in the supervision of such movement, Tenant assumes final responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant, from the time of entering the property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

     3. SIGNS; DIRECTORIES. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless approved by Landlord. Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions or floors of the Building and shall not put therein any spikes, hooks, screws or nails. Tenant may, however, place on the walls without Landlord's prior permission, paintings, photographs or other matters which may be hung with no more than two (2) ten (10) pound limit picture hangers each.

     4. DISPLAY CASES. No showcase or any other fixture or objects whatsoever shall be placed in front of the Building or in the lobby, corridor, or other public areas, within the Building or the grounds contiguous therewith by Tenant, without written consent of Landlord.

     5. JANITORIAL SERVICE. Tenant shall not employ any person or persons other than the janitor of the Landlord for the purpose of cleaning or taking charge of the Leased Premises, without the written consent of the Landlord, it being understood and agreed that the Landlord shall be in no way responsible to any Tenant for any loss of property from the Leased Premises, however occurring, or for any damage done to the furniture by the janitor or any of its employees, or by any other person or persons employed by Tenant. Any person



INITIALED FOR IDENTIFICATION BY LANDLORD     TS      AND TENANT     GL
                                         -----------            ----------
employed by Tenant with the written consent of the Landlord must be subject to and under the control and direction of the janitor of the Building. The janitor of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to said Leased Premises. Landlord's janitors shall not be hindered by Tenant while performing their duties.

     6. LOCKS. Landlord will furnish Tenant, free of charge, two keys for each corridor door entering the Leased Premises, additional keys to be furnished at a reasonable charge by Landlord on an order signed by Tenant or Tenant's authorized representatives. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased premises and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

     7. BUILDING SECURITY. The Landlord specifically reserves the right to refuse admittance to the Building after 6:00 p.m. daily or on Sunday or on legal holidays to any person or persons who cannot furnish satisfactory identification or to any person or persons who for any other reason should be denied access to the premises. All persons entering the Building after 6:00 p.m., whether Tenant or others, may be required to sign a register before given admittance to any part of the Building, but Landlord shall not be liable for any damages which may result from its failure to maintain such a register or for any omissions from said register. Landlord will use reasonable efforts to provide security to the Building (but shall have no obligation to do so) during the weekends and after normal working hours during the week; provided, however, Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damage done by unauthorized persons on the premises.

     8. LIGHT & AIR PASSAGEWAYS. The doors, skylights and windows that reflect or admit light and air into the corridors and passageways, or to any place in said Building shall not be covered or obstructed by Tenant.

     9. PLUMBING FIXTURES. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them for misuse or the defacing or injury of any part of the Building shall be paid for by Tenant, excepting only where the defacing or injury is by Landlord or an agent of Landlord. Tenant shall not waste water by interfering with the faucets or otherwise.

     10. NOISE. Tenant shall not disturb the occupants of the Building by the use of any musical or sound producing instrument, making unseemly noises, or by interference in any way. Tenant shall not bring any dogs or other animals into the Building.

     11. BICYCLES. Tenant shall not bring any bicycle or similar vehicles into the Building.

     12. DEBRIS. Nothing shall be thrown out of the doors of the Building, or down the stairways or other passages by Tenant.

     13. ELEVATOR SERVICE. The Landlord shall not be liable for any damages from stoppage of elevators for necessary or desirable repairs or improvements, or delays of any sort or duration in connection with the elevator service. Advance notice of arriving or departing shipments will enable the Building Management to give better assistance.

     14. ELECTRIC SERVICE. If Tenant desires background music, telegraphic, telephonic or other electric communications, the Landlord or its agents will direct the electricians, as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.



INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

     15. CANVASSING & SOLICITING. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

     16. AUTOMOBILE PARKING. All vehicles will be parked within striped lanes as designated by Landlord from time to time. Parking across the stripes or in unmarked areas, blocking of walkways, loading areas, entrances or driveways, will not be permitted. Tenants and their employees shall observe rules, regulations and restrictions as may be imposed by Landlord from time to time on such parking areas. Without limitation of other remedies available at law or set forth herein, Landlord may, at owner's cost and without liability to the Landlord, tow away or cause to be towed away all vehicles owned by Tenant or Tenant's employees parking in any reserved parking areas in violation of this provisions or parked in any other area in violation of this agreement or any other agreement, rule or regulation relating to the parking. Landlord reserves the right to utilize the parking areas during other than normal building operating hours. Landlord shall not be liable for violations of any parking agreement, rule, regulation, or law by any other party.

     17. UNATTENDED PREMISES. Tenant, its agents, servants, and employees, before leaving the leased premises unattended, shall close and lock all doors and shut off all lights.

     18. EXCESS TRASH DISPOSAL. In the event Tenant must dispose of crates, boxes, etc. which will not fit into office waste paper baskets, it will be the responsibility of Tenant to dispose of same. In no event will Tenant set such items in the public hallways or other areas the Building (excepting Tenant's own Leased Premises) for disposal.

     19. CARPET DAMAGE. Tenant will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs and metal objects, spilled beverages and stains.

     20. EXTRA UTILITY USAGE. In the event Tenant desires utility or air conditioning service at other than normal operating hours, the request must be made at the Property Manager's office. This service will be made available at the then prevailing rate established on an hourly basis.

     21. ADDITIONAL RULES. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Leased premises and for the preservation of good order therein.

     22. HOUSEKEEPING. Tenant space that is visible from public areas must be kept neat and clean. All freight and passenger elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

     23. THERMOSTAT SETTING. Tenant shall not tamper with or attempt to adjust temperature control thermostats in Leased Premises. Landlord shall adjust thermostats as required to maintain the building standard temperature. Landlord requires that all window blinds remain down.

     24. LOCKING OF DOORS. All doors leading from public corridors to the Leased Premises are to be kept closed when not in use, and locked during the night, or when the space is unoccupied.

     25. NOTICES. Tenant shall give immediate notice to the Property Manager's office in case of accidents in the Leased Premises or in the Building or defects therein or in any fixtures or equipment, or of any known emergency in the Building.

     26. COOKING. No cooking shall be done or permitted by Tenant on the Leased Premises; nor shall sleeping or lodging be permitted. Tenant may, however, operate or allow the use of a coffee bar and microwave oven by or for its employees.



INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

     27. SERVICES. Tenant shall refer all contractors, contractors' representatives and installation technicians rendering any service for Tenant to Landlord for Landlord's supervision and/or approval before performance of any such contractual services. This shall apply to all work performed in the Building including but not limited to installation of telephones, telegraph equipment, and electrical devices and attachments, and installation of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlord's written approval first had and obtained, except as otherwise expressly provided in the Lease.

     28. TELEPHONE/DATA SERVICES. Except as otherwise provided for in the Lease, the procurement, wiring, and installation of a telephone system, whether owned or leased by the Tenant, to serve the Leased Premises for Voice, data, or other communication service, shall be the sole responsibility of the Tenant.
Telephone and electrical outlets for the Leased Premises shall all terminate in the telephone/electrical closet common to the floor on which the Leased Premises are located. All wiring provided for such services shall be in compliance with current fire and building codes as mandated by the City of Austin.


INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                   EXHIBIT E

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                                 ACKNOWLEDGEMENT

     Tenant hereby acknowledges that Tenant received notice from Landlord prior to signing of the Lease that asbestos is present in certain areas of the Building. Tenant further agrees that Tenant shall not allow or give permission to any person, including Tenant, to move or dislodge the ceiling tiles, to go or perform any work above the ceiling in the Leased Premises (or elsewhere in the Building), or to make any alterations in the Leased Premises (or elsewhere in the Building), without the Landlord's prior written consent.

                                            TENANT:

                                            CAPITAL FIRST MORTGAGE CORPORATION,
                                            a Texas corporation

                                            By:   /s/ GLENN LAPOINTE
                                                  ------------------------------
                                            Its:  President
                                                  ------------------------------
                                            Date: 4-7-97
                                                  ------------------------------





INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                   EXHIBIT F

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                                ADDITIONAL TERMS

    None.







INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                    EXHIBIT G

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                              ENVIRONMENTAL NOTICE

     As you may know, asbestos is often present in buildings constructed between the mid-1930's and the late 1970's when it was commonly used for fire insulation purposes. For background information purposes, asbestos is a term used to describe a group of six (6) naturally occurring crystalline fiber minerals. Asbestos has been used extensively throughout the world in the textile, insulation and building industries. With respect to its use in buildings, surveys conducted by the Environmental Protection Agency (E.P.A.) indicate that asbestos-containing construction and building materials occur in more than 750,000 buildings, including schools, public buildings, and office buildings throughout the country.

     Because the 823 Congress Building was constructed during the period in which asbestos was commonly used, First City, Texas - Austin (former owners) retained the services of an engineering and testing consulting firm to conduct a survey of the building to determine the possible presence of asbestos-containing materials. The test results from material samples obtained during the survey indicated that the building's fireproofing material, some pipe insulation material, some vinyl floor material, some equipment insulation, and some HVAC duct insulation joint material contain varying amounts of asbestos. These materials were observed to be in good condition and intact at the time of the survey. ALTHOUGH THESE MATERIALS EXIST IN THE BUILDING, NO FRIABLE ASBESTOS - CONTAINING MATERIALS ARE EXPOSED TO THE NORMALLY OCCUPIED TENANT SPACES IN THE BUILDING. ACCORDING TO OUR CONSULTANTS, THE MATERIALS NOTED ABOVE AS CONTAINING ASBESTOS DO NOT CURRENTLY PRESENT A HAZARD TO THE BUILDING OCCUPANTS IF THEY ARE NOT DISTURBED.

     Upon notification of the results of this survey, and in the continuing interest in the safety of the building occupants, the consulting firm conducted a series of air-sampling tests to determine if there was any measurable concentration of airborne fiber content in the building's air. This "prevalent-level air-sampling" serves to indicate the concentration of any and all types of airborne fibers (including carpet, dust, etc.) of a specific size and shape. The results of these tests, which were taken in accordance with E.P.A. and the Occupational Safety and Health Administration (OSHA) guidelines, indicated that the air in the 823 Congress Building had airborne fiber concentrations which were below the testing method limit of detection and well within EPA and OSHA established guidelines. In conjunction with our consultants, we will conduct periodic air-sample tests to ensure that the air concentrations remain within established guidelines. The results of these tests are, and will be, kept in the building management office and available for your inspection at any time.

     Additionally, our consultant has prepared an Operations and Maintenance Program, which includes periodic reinspection of the asbestos-containing materials, periodic prevalent-level air monitoring, and a program manual detailing established guidelines to be followed during construction or renovation work in the 823 Congress Building to assure that such work presents minimal exposure risk to building occupants. In addition, a Building Asbestos Coordinator will coordinate all construction and renovation work performed within the 823 Congress Building, utilizing subcontractors fully aware of the Operations and Maintenance Program.

     Because of the strict guidelines established by this Operations and Maintenance Manual, OMNI Commercial Realty Advisors, Inc. requires that all work performed within lease space in the 823 Congress Building be conducted only after obtaining written approval from OMNI Commercial Realty Advisors, Inc. Tenants shall submit to OMNI


INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

Commercial Realty Advisor's Inc. a detailed written request of any and all work that Tenant wants to perform. This requirement is critical to consistent and continued safe maintenance activities.

     By signing in the space provided below, please acknowledge that you have received a copy of this letter, and your firm's agreement to comply with all requirements and guidelines noted above.

                                            LANDLORD:

                                            823 CONGRESS, LTD., a Texas limited
                                            partnership

                                            By: OMNI CONGRESS JOINT VENTURE,
                                            a Texas general partnership, General
                                            Partner

                                            By:  /s/ TOM STACY
                                                 -------------------------------
                                                 Tom Stacy, Managing Venturer

                                            Date:  4-8-97
                                                 -------------------------------

                                            TENANT:

                                            CAPITAL FIRST MORTGAGE CORPORATION,
                                            a Texas corporation

                                            By:   /s/ GLENN LAPOINTE
                                                  ------------------------------
                                            Its:  President
                                                  ------------------------------
                                            Date: 4-7-97
                                                  ------------------------------



INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                    EXHlBIT H

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                    EXHIBIT I

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]






INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                    EXHIBIT J

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]







INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

                                    EXHIBIT K

                                       TO
                             LEASE AGREEMENT BETWEEN
                        823 CONGRESS, LTD., AS LANDLORD,
                AND CAPITAL FIRST MORTGAGE CORPORATION, AS TENANT

                                GUARANTY OF LEASE

     1. FOR VALUE RECEIVED, and in consideration for, and as an inducement to 823 CONGRESS, LTD., Landlord, to enter into the Lease Agreement (with all Exhibits and Riders thereto, the "Lease") dated April 1, 1997 with CAPITAL FIRST MORTGAGE CORPORATION, a Texas corporation, as Tenant, the undersigned, TERRY G. HARTNETT, GLENN A. LaPOINTE and JOE SHAFFER, (hereinafter collectively called "Guarantor", whether one or more), hereby absolutely and unconditionally guarantees the full performance and observance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent and other sums) therein provided to be performed and observed by Tenant, Tenant's heirs, executors, administrators, successors and assigns (the phrase "heirs, executors, administrators, successors and assigns" not altering any of the provisions of said Lease relating to assignment or subletting); and Guarantor hereby makes himself fully liable for such performance.

     2. Guarantor expressly agrees that the validity of this Guaranty and its obligations hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved under the Lease. Guarantor further covenants and agrees that this Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions: (i) any renewal, extension, modification or amendment of said Lease; (ii) any assignment or transfer by Landlord; (iii) any assignment or transfer or subletting by Tenant; (iv) death of any party Tenant (who may be a natural person); (v) any dissolution of Tenant (if Tenant is a corporation); or (vi) the fact that Tenant (if Tenant is a corporation) may be a party to any merger, consolidation or reorganization; provided however, if Tenant is a disappearing party in any such merger, consolidation or reorganization, then Guarantor shall thereupon automatically become primarily liable for the performance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent and other sums) of Tenant under said Lease. Landlord shall not be obligated to give notice to Guarantor of the occurrence of any of the foregoing events.

     3. Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of said Lease or to exercise of any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent (or any other monetary sum or acceptance of performance of any obligation of Tenant under said Lease) with knowledge of the breach of any provision of said Lease shall not be deemed a waiver of such breach. Waiver by Landlord of any right of Landlord against Tenant under said Lease shall not constitute a waiver as against Guarantor or in any other way inure to the benefit of Guarantor (unless Landlord agrees in writing that the liability of Guarantor under this Guaranty is thereby affected).

     4. Guarantor further agrees that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at its option, proceed against Tenant alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor of having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Tenant, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Tenant or having commenced any action against Tenant or having obtained or having attempted to satisfy any judgment against Tenant) or, in the case of there being more than one Guarantor, may proceed against one or more Guarantors (without having made any prior




INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------
demand upon any other Guarantor or having commenced any action against any other Guarantor or having obtained or attempted to satisfy any judgment against any other Guarantor).

     5. All of the covenants, duties and obligations of Guarantor under this Guaranty shall be performed in Austin, Texas and all matters relating to this Guaranty and the covenants, duties and obligations of Guarantor under this Guaranty shall be governed by the laws of the State of Texas.

     6. Guarantor specifically waives any notice of acceptance of this Guaranty by Landlord.

     7. If any obligation of Tenant under the Lease is secured, in whole or in part, by collateral of any type Landlord may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of all or any part of such collateral or subordinate or waive any of its lien rights with respect to all or any part of such collateral or release all or any part of such collateral, without notice to or consent of Guarantor and without in any wise impairing, diminishing or releasing the liability of Guarantor under this Guaranty. Under no circumstances shall Landlord be required to first resort to any collateral for any obligation of Tenant as any nature of prerequisite or precondition to invoking or enforcing the liability of Guarantor under this Guaranty.

     8. Guarantor acknowledges and represents to Landlord that Tenant executed said Lease and Guarantor executed this Guaranty prior to the time that Landlord executed said Lease. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to execute and deliver said Lease. Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Landlord would not have executed and delivered said Lease.

     9. Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file petition for reorganization, rearrangement or other relief under any present or future provisions of the Federal Bankruptcy Code, or if such a petition be filed by creditors of said Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to such Lease shall be of the same scope as if Guarantor had executed said Lease as the named tenant thereunder and no rejection and/or termination of such Lease in any of the proceedings referred to in this paragraph shall be effective to release and/or terminate the continuing liability of Guarantor to Landlord under this Guaranty with respect to such Lease for the remainder of the Lease Term stated therein unaffected by any such rejection and/or termination in said proceedings; and if, in connection with any of the circumstances referred to in this paragraph, Landlord should request that Guarantor execute a new Lease for the balance of the term of said Lease, but in all other aspects identical with said Lease, Guarantor shall do so as the named "Tenant" under such new Lease, Guarantor shall do so as the named "Tenant" under such new Lease (irrespective of the fact that the existing Lease may have been "rejected" or "terminated" in connection with any proceedings referred to in this paragraph). In the event of failure or refusal of Guarantor to execute such new Lease as herein provided, without limiting any of the legal or equitable remedies of Landlord on account of such failure or refusal, Guarantor agrees that Landlord shall have the right to obtain a decree of specific performance against Guarantor. In addition, Guarantor shall be fully liable to Landlord for any amounts paid by Tenant under the Lease that are paid back to Tenant or otherwise recovered from Landlord for the benefit of Tenant or its estate, receivership or conservatorship pursuant to any of the proceedings referred to in this paragraph.

     10. All rights of Guarantor against Tenant arising by way or subrogation on account of Guarantor's having performed some covenant, duty or obligation of Tenant under said Lease shall be subject and subordinate to all of the rights of Landlord against Tenant with respect to such Lease. Guarantor shall not exercise any such right of Guarantor against Tenant until all of the covenants, duties and obligations of Tenant under such Lease shall have been fully performed.

     11. The stated rights of Landlord under this Guaranty shall be understood as not excluding any other legal or equitable rights of Landlord against Guarantor not expressly set forth herein, but shall be understood as being cumulative to all such other legal and equitable rights of Landlord not expressly stated herein.


INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------

     12. Whenever this Guaranty is executed by more than one party as Guarantor, all references herein to Guarantor shall refer to each and all of the undersigned parties signing this Guaranty as Guarantor, and the liability of said parties for the performance of the covenants, duties and obligations of Guarantor hereunder shall be joint and several.

     13. Whenever this Guaranty is executed by a corporation, such corporation represents that the guaranty granted hereby has been approved by, or pursuant to authority granted by, the Board of Directors of such corporation based on a determination that such guaranty may reasonably be expected to benefit, directly or indirectly, the guarantor corporation.

     14. Should any portion of this Guaranty ever be held legally invalid or unenforceable, the balance of this Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.

     15. All terms and provisions hereof shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the heirs, executors, administrators, successors and assigns of Guarantor.

     16. In any action between the parties seeking enforcement or interpretation of this Guaranty or the Lease, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable cost and expenses, and a reasonable attorney's fee as may be fixed by the court having jurisdiction over the matter.

     EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, effective as of the date of the Lease.

                                            GUARANTOR


                                            /s/ TERRY G. HARTNETT
                                            -----------------------------------
                                            Terry G. Hartnett

                                            Address: 6000 Shepherd Mt Cove #106
                                                     --------------------------
                                                     Austin, TX  78730
                                            -----------------------------------


                                            GUARANTOR


                                            /s/ GLENN A. LAPOINTE
                                            -----------------------------------
                                            Glenn A. LaPointe

                                            Address: 12913 Muldown Dr.
                                                     --------------------------
                                                     Austin, TX  78729
                                            -----------------------------------

                                            GUARANTOR

                                            /s/ JOE SHAFFER
                                            -----------------------------------
                                            Joe Shaffer

                                            Address: 1818 Sylvia Ln
                                                     --------------------------
                                                     Round Rock, TX  78681
                                            -----------------------------------



INITIALED FOR IDENTIFICATION BY LANDLORD       TS    AND TENANT     GL
                                         -----------            ----------